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                                                                      EXHIBIT 12

                       STATEMENT OF COMPUTATION OF RATIOS

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

Earnings To Fixed Charges
                                                1999              1998              1997              1996              1995
                                         -----------       -----------       -----------       -----------       -----------
Earnings:
Income before income taxes               $   658,716       $   547,809       $   477,851       $   387,510       $   304,044
Plus:
   Fixed Charges                           1,553,080         1,398,114         1,199,730           948,497           800,986
Less:
   Capitalized interest                       (1,371)             (919)           (1,732)             (785)           (2,056)
                                         -----------       -----------       -----------       -----------       -----------
Earnings, including interest on            2,210,425         1,945,004         1,675,849         1,335,222         1,102,974
  deposits

Less:
   Interest on deposits                     (962,504)         (897,903)         (745,122)         (644,613)         (564,064)
                                         -----------       -----------       -----------       -----------       -----------
Earnings, excluding interest on
  deposits                               $ 1,247,921       $ 1,047,101       $   930,727       $   690,609       $   538,910
                                         ===========       ===========       ===========       ===========       ===========


Fixed Charges:
   Interest Expense                      $ 1,539,538       $ 1,386,256       $ 1,186,079       $   938,194       $   791,423
   Capitalized interest                        1,371               919             1,732               785             2,056
   Amortization of debt expense                  461               681               602               132               190
   Interest portion of rent expense           11,710            10,258            11,317             9,386             7,317
                                         -----------       -----------       -----------       -----------       -----------
    Total Fixed Charges                  $ 1,553,080       $ 1,398,114       $ 1,199,730       $   948,497       $   800,986

Less:
   Interest on deposits                     (962,504)         (897,903)         (745,122)         (644,613)         (564,064)
                                         -----------       -----------       -----------       -----------       -----------
    Total Fixed Charges excluding
       interest on deposits              $   590,576       $   500,211       $   454,608       $   303,884       $   236,922
                                         ===========       ===========       ===========       ===========       ===========


Earnings to Fixed Charges:

   Including interest on deposits               1.42              1.39              1.40              1.41              1.38

   Excluding interest on deposits               2.11              2.09              2.05              2.27              2.27

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